EXHIBIT 12

       FLORIDA POWER & LIGHT COMPANY
           COMPUTATION OF RATIOS
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                                                                                                Six Months Ended
                                                                                                 June 30, 1996
                                                                                             (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ................................................................................      $265,511
  Income taxes ..............................................................................       135,054
  Fixed charges, as below ...................................................................       133,922

    Total earnings, as defined ..............................................................      $534,487

Fixed charges, as defined:
  Interest expense ..........................................................................      $126,088
  Rental interest factor ....................................................................         2,911
  Fixed charges included in nuclear fuel cost ...............................................         4,923

    Total fixed charges, as defined .........................................................      $133,922

Ratio of earnings to fixed charges ..........................................................          3.99




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND DIVIDEND REQUIREMENTS ON PREFERRED STOCK

Earnings, as defined:
  Net income ................................................................................      $265,511
  Income taxes ..............................................................................       135,054
  Fixed charges, as below ...................................................................       133,922

    Total earnings, as defined ..............................................................      $534,487

Fixed charges, as defined:
  Interest expense ..........................................................................      $126,088
  Rental interest factor ....................................................................         2,911
  Fixed charges included in nuclear fuel cost ...............................................         4,923

    Total fixed charges, as defined .........................................................       133,922

Non-tax deductible dividend requirements on preferred stock .................................        12,200
Ratio of income before income taxes to net income ...........................................          1.51

Dividend requirements on preferred stock before income taxes ................................        18,422

Combined fixed charges and dividend requirements on preferred stock .........................      $152,344

Ratio of earnings to combined fixed charges and dividend requirements on preferred stock ....          3.51
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